UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): FEBRUARY 20, 2007

                          SUMMIT GLOBAL LOGISTICS, INC.

             (Exact name of registrant as specified in its charter)

          DELAWARE                     000-51091                20-0781155
(State or other jurisdiction   (Commission File Number)        (IRS Employer
     of incorporation)                                    Identification Number)


                   547 BOULEVARD
              KENILWORTH, NEW JERSEY                               07033
     (Address of Principal Executive Offices)                    (Zip Code)

                                1 (908) 497-0280
              (Registrant's telephone number, including area code)

                             AEROBIC CREATIONS, INC.
          (Former Name or Former Address, if Changed Since Last Report)



Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.03. MATERIAL MODIFICATION TO RIGHTS OF SECURITY HOLDERS

ITEM 5.03  AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL
           YEAR


         As reported within the Form 8-K filed November 13, 2007, ourstockholders holding more than 51% of our outstanding common stock approved by written consent an Amended and Restated Certificate of Incorporation on November 8, 2006 to (i) effect a one-for-11.2261585365 reverse stock split of our shares of common stock, (ii) to change our name to Summit Global Logistics, Inc., and (iii) to provide for a classified board of directors and to effect certain other changes to the rights of our stockholders. We filed the Amended and Restated Certificate of Incorporation on February 20, 2007 with the Delaware Secretary of State.

         STOCK SPLIT. As a result of the reverse stock split, which became effective February 20, 2007, every 11.2261585365 shares of our issued and outstanding common stock was automatically combined into one issued and outstanding share of our common stock without any change in the par value of such shares. No fractional shares will be issued in connection with the reverse stock split. Stockholders who are entitled to a fractional share will receive a whole share. The reverse split affected all of the holders of our common stock uniformly and did not affect any stockholder's percentage ownership interest or proportionate voting power, except for insignificant changes that resulted from the rounding of fractional shares. Without any further action on our part or the holders of the common stock, the shares of common stock held by stockholders of record as of the effective date of the reverse split were converted into the right to receive an amount of whole shares of common stock equal to the number of their shares of common stock divided by 11.2261585365, subject to the rounding up of any fractional shares.

         We have applied for a new trading symbol.

         NAME CHANGE. Effective on February 20, 2007 as a result of the filing of our Amended and Restated Certificate of Incorporation, our name is Summit Global Logistics, Inc.

         CLASSIFIED BOARD. Effective on February 20, 2007 as a result of the filing of our Amended and Restated Certificate of Incorporation, we have a "classified board." As a result, our board of directors is divided into three classes, and the members of each class are elected to serve staggered three-year terms. Of our current directors, Messrs. Agresti, Clark and Windfield will serve as directors until our annual meeting in 2007, Messrs. DeSaye and McAvery will serve as directors until our annual meeting in 2008, and Messrs. McQuiston and Coogan will serve as directors until our annual meeting in 2009.

         REMOVAL OF DIRECTORS. Effective on February 20, 2007 and as a result of the filing of our Amended and Restated Certificate of Incorporation, members of our board of directors may be removed only for cause and only by the affirmative vote of the holders of 75% of the outstanding shares of our capital stock entitled to vote in the election of our board of directors.

         AMENDMENTS TO BYLAWS AND CERTIFICATE OF AMENDMENT. Effective on February 20, 2007 and as a result of the filing of our Amended and Restated Certificate of Incorporation, an amendment to our Bylaws and amendments to the provisions of our Certificate of Incorporation dealing with the election or removal of directors, action by written consent and amendments to the Amended and Restated Certificate of Incorporation require the affirmative vote of the holders of 75% of the outstanding shares of our common stock.

         NO STOCKHOLDER ACTION BY WRITTEN CONSENT. Effective on February 20, 2007 and as a result of the filing of our Amended and Restated Certificate of Incorporation, stockholders may only act at annual or special meetings of stockholders and may not act by written consent.

          A copy of the Amended and Restated Certificate of Incorporation is attached hereto as Exhibit 3.1 and is incorporated herein by reference.


ITEM 9.01 -- FINANCIAL STATEMENTS AND EXHIBITS

         (a)   Financial Statements of Businesses Acquired.

               Not applicable.

         (b)   Pro forma financial information.

               Not applicable.

         (c)   Shell company transactions.

               Not applicable.

         (d)   Exhibits

               3.1      Amended and Restated Certificate of Incorporation.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Summit Global Logistics, Inc.
Date: February 26, 2007

/s/ Robert Agresti
---------------------------------------
Robert Agresti, Chief Executive Officer